EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Name of Designated Filer: OAKTREE TRIBUNE, L.P.

Date of Event Requiring Statement: April 28, 2015

Issuer Name and Ticker or Trading Symbol: TRIBUNE MEDIA CO [TRCO]

OAKTREE TRIBUNE, L.P.

By:	Oaktree AIF Investments, L.P.
Its:	General Partner

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Assistant Vice President

OAKTREE AIF INVESTMENTS, L.P.

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Assistant Vice President

OAKTREE AIF HOLDINGS, INC.

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Assistant Vice President

OAKTREE CAPITAL GROUP HOLDINGS, L.P.

By:	Oaktree Capital Group Holdings GP, LLC
Its:	General Partner

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Assistant Vice President

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Assistant Vice President